Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Owens Corning, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Brian D. Chambers, Gina A. Beredo and Todd W. Fister, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of the Registrant’s common stock to be offered in connection with the Masonite International Corporation 2021 Omnibus Incentive Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement, and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue thereof. This Power of Attorney shall not be revoked by any subsequent power of attorney that any undersigned person may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned person’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Each of the undersigned directors and officers of the Registrant has executed this Power of Attorney on the date indicated below.

Signature	Title	Date

/s/ Brian D. Chambers Brian D. Chambers	President and Chief Executive Officer and Director (Principal Executive Officer)	April 18, 2024

/s/ Todd W. Fister Todd W. Fister	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 18, 2024

/s/ Mari Doerfler Mari Doerfler	Vice President and Controller (Principal Accounting Officer)	April 18, 2024

/s/ Eduardo E. Cordeiro Eduardo E. Cordeiro	Director	April 18, 2024

Signature	Title	Date

/s/ Adrienne D. Elsner Adrienne D. Elsner	Director	April 18, 2024

/s/ Alfred E. Festa Alfred E. Festa	Director	April 18, 2024

/s/ Edward F. Lonergan Edward F. Lonergan	Director	April 18, 2024

/s/ Maryann T. Mannen Maryann T. Mannen	Director	April 18, 2024

/s/ Paul E. Martin Paul E. Martin	Director	April 18, 2024

/s/ W. Howard Morris W. Howard Morris	Director	April 18, 2024

/s/ Suzanne P. Nimocks Suzanne P. Nimocks	Director	April 18, 2024

/s/ John D. Williams John D. Williams	Director	April 18, 2024